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SHARPER IMAGE CORPORATION                                             EXHIBIT 11
STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS


                                       THREE MONTHS ENDED                    NINE MONTHS ENDED
                                          OCTOBER 31,                           OCTOBER 31,
                                          -----------                           -----------
                                      1995              1994              1995               1994
                                      ----              ----              ----               ----
NET LOSS                        $     (835)        $    (688)       $   (2,926)        $   (1,497)


AVERAGE SHARES OF COMMON
STOCK OUTSTANDING DURING
THE PERIOD                       8,247,492          8,294,254        8,242,853          8,287,587

ADD:
INCREMENTAL SHARES FROM
ASSUMED EXERCISE OF STOCK
OPTIONS (PRIMARY)                        *                  *                *                  *
                                ----------         ----------       ----------         ----------
                                 8,247,492          8,294,254        8,242,853          8,287,587
                                ==========         ==========       ==========         ==========


PRIMARY LOSS PER SHARE          $    (0.10)        $    (0.08)      $    (0.36)        $     (0.18)
                                ==========         ==========       ==========         ===========




AVERAGE SHARES OF COMMON
STOCK OUTSTANDING DURING
THE PERIOD                       8,247,492          8,294,254        8,242,853          8,287,587
ADD:
INCREMENTAL SHARES FROM
ASSUMED EXERCISE OF STOCK
OPTIONS (FULLY-DILUTED)                  *                  *                *                  *
                                ----------         ----------       ----------      -------------
                                 8,247,492          8,294,254        8,242,853          8,287,587
                                ==========         ==========       ==========         ==========


FULLY-DILUTED LOSS PER SHARE    $    (0.10)       $     (0.08)     $     (0.36)        $     (0.18)
                                ==========       ============     ============        ============



* Incremental shares from assumed exercise of stock options are antidilutive for primary and fully diluted loss per share, and therefore not presented.




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